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                                                                   EXHIBIT 10.29

                         SHAREHOLDERS' VOTING AGREEMENT


                 THIS SHAREHOLDERS' VOTING AGREEMENT (this "Agreement") is made as of this 9th day of May, 1997, by and among STC Broadcasting, Inc., a Delaware corporation ("Purchaser"), WJAC Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Purchaser ("Sub"), and each of the undersigned shareholders of WJAC, Incorporated, a Pennsylvania corporation (the "Company") (such shareholders of the Company are each individually referred to herein as a "Major Shareholder" and collectively as the "Major Shareholders");

                 WHEREAS, approximately seventy percent (70%) of the beneficial and record ownership of the issued and outstanding shares of common stock, no par value, of the Company (the "Company Stock"), is held, in the aggregate, by the Major Shareholders in the manner set forth below their signatures hereto;

                 WHEREAS, Purchaser, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (such agreement, as it may be amended from time to time, being referred to as the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with and into the Company, with the result that the surviving corporation will become a wholly-owned subsidiary of Purchaser; and

                 WHEREAS, to induce Purchaser and Sub to enter into the Merger Agreement and effect the Merger each of the Major Shareholders wishes to enter into this Agreement.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       DISPOSITION OF SHARES

         Except for the conversion of their shares of Company Stock as required by the Merger Agreement, each Major Shareholder agrees that such Major Shareholder will not sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Company Stock now owned or hereafter acquired by such Major Shareholder.

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SECTION 2.       VOTING

         Each Major Shareholder agrees to vote all of the shares of Company Stock now owned or hereafter acquired by such Major Shareholder (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of the Company) and (b) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business. Each of the Major Shareholders further covenants and agrees not to grant any proxies, deposit the shares of Company Stock into a voting trust or enter into a voting agreement with respect to the shares of Company Stock, or take any action that would make any representation or warranty made by such Major Shareholder herein untrue or incorrect or have the effect of preventing or disabling such Major Shareholder from performing such Major Shareholder's obligations under this Agreement.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE MAJOR SHAREHOLDERS

          Each of the Major Shareholders represents and warrants to Purchaser and Sub as follows:

                 (a) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any law, regulation, court order, judgment or decree applicable to such Major Shareholder or by which the property of such Major Shareholder is bound or affected, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which such Major Shareholder is a party or by which such Major Shareholder or his or its respective properties are bound or affected, which conflict, violation, breach or default would adversely affect such Major Shareholder's ability to perform this Agreement.

                 (b) Except for any filings that may be required to be made by the Major Shareholders to obtain requisite regulatory approval with respect to the

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Merger, such Major Shareholder is not required to give any notice or make any report or other filing with any governmental authority in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby and no waiver, consent, approval or authorization of any governmental or regulatory authority or any other person or entity is required to be obtained by such Major Shareholder in connection with the execution and delivery of this Agreement by such Major Shareholder or the consummation of the transactions contemplated hereby, other than where the failure to make such filings, give such notices or obtain such waivers, consents, approvals or authorizations would not adversely affect such Major Shareholder's ability to perform this Agreement.

                 (c) The shares of Company Stock set forth below the name of such Major Shareholder on the signature pages hereof are the only shares of Company Stock owned beneficially or of record by such Major Shareholder and such Major Shareholder holds no options, warrants, or other rights to acquire shares of Company Stock or shares of any class of capital stock of the Company.

                 (d) Such Major Shareholder is the beneficial and record owner of the number of shares of Company Stock indicated under such Major Shareholder's name on the signature pages hereof, free and clear of all liens, claims, charges, security interests and encumbrances with respect to ownership of or the right to vote any such shares, and such shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

SECTION 4.       COVENANTS AND AGREEMENTS OF THE MAJOR SHAREHOLDERS

         (a) Each of the Major Shareholders agrees to cooperate with Purchaser and Sub in seeking the successful consummation of the Merger pursuant to the terms of the Merger Agreement and to use reasonable efforts to cause each of the conditions set forth in the Merger Agreement for the consummation of the Merger to be so performed or complied with. Without limiting the foregoing, each of the Major Shareholders agrees to use reasonable efforts to cause the Company to promptly file all such filings as may be required to obtain the requisite regulatory approvals in respect of the Merger and any requested or supplementary filings required by any regulatory authority.

         (b) Each of the Major Shareholders covenants and agrees that, from and after the date hereof and before the Effective Time (as such term is defined in the Merger Agreement) of the Merger, without the prior written consent of Purchaser, such Major Shareholder will not cause the Company or any of its subsidiaries to, except as contemplated herein, (i) purchase or redeem or issue or


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sell any shares of capital stock of the Company, including, without limitation, the Company Stock; (ii) issue or grant any options, warrants, conversions or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares; (iii) enter into any employment or severance agreement with any of its directors, officers or employees or with any other person or establish any new employee benefit plans or confer any material new employee benefits upon such persons; or (iv) otherwise take any action or fail to take any action that would (A) violate the terms and conditions of the Merger Agreement or (B) cause the conditions to the Merger set forth in the Merger Agreement not to be met or fulfilled.

SECTION 5.       INDEMNIFICATION

         Each of the Major Shareholders agrees to indemnify and hold harmless Purchaser and Sub and their respective officers, directors and agents against and in respect of any and all losses, damages, deficiencies, costs, liabilities and expenses, including without limitation reasonable attorneys' fees, resulting from or relating to any breach by such Major Shareholder of any of the agreements of such Major Shareholder contained in this Agreement.

SECTION 6.       GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE PRINCIPLE OF CONFLICTS OF LAW.

SECTION 7.       REMEDIES

         Each of the Major Shareholders understands and agrees that the covenants and undertaking on each of their parts herein contained are uniquely related to the desire of the parties that Purchaser and Sub consummate the Merger, that the Merger is a unique business opportunity for the Company, Purchaser, Sub and each of the Major Shareholders, and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each of the Major Shareholders agrees that Purchaser and Sub shall be entitled to obtain specific performance by the Major Shareholders of every covenant and undertaking contained herein to be performed by them.



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SECTION 8.       SURVIVAL; BINDING EFFECT

         All rights and authority granted herein by each Major Shareholder shall survive the death or incapacity of the Major Shareholder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns. Purchaser and Sub may, without the consent of any of the Major Shareholders, assign their rights hereunder to any entity to which Purchaser and Sub assign their rights under the Merger Agreement.

SECTION 9.       AMENDMENT

         This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

SECTION 10.      NOTICES

         All notices required to be given hereunder shall be deemed given if mailed, first class, postage prepaid, to the respective party at its address as set out in the following:

         If to the Major Shareholders, to the addresses set forth below the signatures of the Major Shareholders.

         If to Purchaser or Sub:

                 STC Broadcasting, Inc.
                 3839 4th Street North, Suite 420
                 St. Petersburg, Florida  33703
                 Attention:  David A. Fitz
                 Telecopy No.:  (813) 821-8092

         With a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 555 Thirteenth Street, N.W.
                 Washington, D.C.  20004-1109
                 Attention:  William S. Reyner, Jr., Esq.
                 Telecopy No.:  (202) 637-5910

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SECTION 11.      ENTIRE AGREEMENT

         This Agreement, together with the Merger Agreement, and the agreements contemplated thereby constitutes the entire agreement between the parties hereby pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

SECTION 12.      HEADINGS

         Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.

SECTION 13.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 14.      TERMINATION

          This Agreement shall terminate upon the termination of the Merger Agreement.

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         IN WITNESS WHEREOF, Purchaser, Sub and each Major Shareholder has executed this Shareholders' Voting Agreement all as of the date first above written.

                                          PURCHASER:

                                          STC BROADCASTING, INC.



                                          By: /s/ROBERT N. SMITH
                                             -----------------------------------
                                          Name:  Robert N. Smith
                                               ---------------------------------
                                          Title: President
                                                --------------------------------

                                          SUB:

                                          WJAC ACQUISITION CORP.

                                          By: /s/ROBERT N. SMITH
                                             -----------------------------------
                                          Name:  Robert N. Smith
                                               ---------------------------------
                                          Title: President
                                                --------------------------------





                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]



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                                        MAJOR SHAREHOLDERS:


                                        ANDERSON H. WALTERS TRUST:


                                        /s/CARL M. GILLESPIE
                                        ----------------------------------------
                                        Carl Gillespie


                                        /s/RICHARD H. MAYER
                                        ----------------------------------------
                                        Richard H. Mayer


                                        /s/LOUIS A. PRADT
                                        ----------------------------------------
                                        Louis A. Pradt
                                        each in his capacity as a
                                        trustee of the Anderson H.
                                        Walters Trust (Number of
                                        Shares: 19,789 beneficially
                                        and of record) (Percentage of
                                        Outstanding Shares: 65.0184%)



                                        /s/RICHARD H. MAYER
                                        ----------------------------------------
                                        Richard H. Mayer,
                                        individually (Number of
                                        Shares: 1436 beneficially and
                                        of record) (Percentage of
                                        Outstanding Shares: 4.7181%)





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